SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                   Current Report Under Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 18, 2000

                         Commission File Number: 0-25386


                                 FX ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)


                  Nevada                                 87-0504461
     ----------------------------------              ------------------
      (State or other jurisdiction of                   (IRS Employer
      incorporation or organization)                 Identification No.)


             3006 Highland Drive
                  Suite 206
            Salt Lake City, Utah                              84106
--------------------------------------------               ----------
  (Address of Principal Executive Offices)                 (Zip Code)


               Registrant's Telephone Number, including Area Code:
                                 (801) 486-5555

                                       N/A
              (Former name, former address, and formal fiscal year,
                          if changed since last report)

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                              ITEM 5. OTHER EVENTS
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IPAA Symposium Update

On April 18, 2000, at the IPAA Oil and Gas Symposium in New York, FX Energy CEO David Pierce reported on development plans for the Wilga natural gas field in FX Energy's Lublin Concession near Warsaw, Poland. The field, termed "a major discovery for FX Energy," by Mr. Pierce, is the first natural gas discovery by a western company in the Republic of Poland. The Wilga #2 discovery well was first announced in January, with initial flow tests yielding a combined flow rate of
16.9 million cubic feet of gas and 570 barrels of condensate per day. FX Energy owns a 45% interest in the field.

"We are just beginning to understand the potential of this discovery," said Mr. Pierce. "Initially, we mapped the Wilga structure with 30 to 50 bcfe potential, but subsequent in-depth analysis of test results, review of the Wilga #1 and the nearby Stezyca field, and a new look at the seismic, suggest this well may be part of a significantly larger accumulation, perhaps as much as several hundred billion cubic feet of gas. We plan to position the Wilga #5 and #6 wells later this year to test for a larger accumulation, after new seismic is available. In the meantime, we are drilling the Wilga #3 now, and plan to follow immediately with the Wilga #4, anticipating production and cash flow in the first quarter of next year," stated Pierce.

Pierce also reported that FX had begun discussions with a commercial bank for the purpose of establishing a credit facility to fund the development costs of the Wilga project.

Mr. Pierce also discussed the Radlin Project, a 300,000 acre exploitation tract in the Permian region of western Poland where FX Energy will be drilling several wells this year. Over 80% of the known hydrocarbon reserves in Poland are located in the Permian region.

"We are extremely pleased to have joined the Polish Oil and Gas Company's exploitation program, and we fully expect to make additional discoveries on a par with the Radlin field," noted Pierce. The Radlin field, a 420 bcf producing gas field, is located inside the Project area but is not included in the venture. FX Energy plans to acquire 3-D seismic and drill several wells in the Radlin Project area this year.

FX Energy also plans to drill exploration wells in the Warsaw West, Pomerania and Carpathian project areas during 2000. Seismic acquisition in the Pomeranian project area was recently completed, and Warsaw West seismic acquisition will be completed during April.

                               -------------------

FX Energy explores for oil and gas in Poland where it has exploration rights in six project areas: Lublin, Carpathian, Pomeranian, Warsaw West, Radlin and Baltic. For more information about FX Energy, visit FX Energy's web site at www.fxenergy.com.

                               -------------------

This report contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 1999 annual report on Form 10-K and other SEC reports.

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                    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
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         The following is filed as an exhibit to this report:

         SEC
Item No. Reference No.               Title of Document

  10        10.01          Agreement   on    Cooperation   in   Exploration   of
                           Hydrocarbons on Foresudetic Monocline [Wilga Project area], by and between Polskie Gornictwo Naftowe i
                           Gazownictwo  S.A.  and Marek  Hoffmann,  Director  of
                           Geological  Bureau  GEONAFTA and FX Energy Poland Sp.
                           Zo.o dated April 11, 2000.

                                       2
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  April 26, 2000                        FX ENERGY, INC.



                                              By /s/ Scott J. Duncan
                                                 -------------------------------
                                                 Scott J. Duncan, Vice-President

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